EXHIBIT 5
                                                                     Page 1 of 4

                         CENTRAL POWER AND LIGHT COMPANY
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED DECEMBER 31, 1998




                                                 Retail                Wholesale
                                                 --------              ---------


Weighted Cost of Capital                         0.060039               0.060856
(Annualized)
Average Days Outstanding                           32.38                  33.85
                                                 --------               --------
Weighted Cost of Capital (Average
   Days Outstanding)                             0.005327               0.005644
Collection Experience Factor                     0.003974               0.000000
Agency Fee Rate                                  0.020000               0.020000
                                                 --------               --------

Total Discount Factor                            0.029303               0.025621
                                                 ========               ========






ASSUMPTIONS

INTEREST RATE                                     0.0539
RETAIL ROCE                                       0.1090
WHOLESALE ROCE                                    0.1191
TAX RATE                                          0.3800
DEBT RATIO                                        0.9500
EQUITY RATIO                                      0.0500

                                                                       EXHIBIT 5
                                                                     Page 2 of 4

                       PUBLIC SERVICE COMPANY OF OKLAHOMA
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED DECEMBER 31, 1998




                                                  Retail               Wholesale
                                                  --------             ---------


Weighted Cost of Capital                          0.060119             0.060856
(Annualized)
Average Days Outstanding                             43.54                23.96
                                                  --------             --------
Weighted Cost of Capital (Average
   Days Outstanding)                              0.007175             0.003995
Collection Experience Factor                      0.002731             0.000000
Agency Fee Rate                                   0.020000             0.020000
                                                  --------             --------

Total Discount Factor                             0.029900             0.024003
                                                  ========             ========






ASSUMPTIONS

INTEREST RATE                                      0.0539
RETAIL ROCE                                        0.1100
WHOLESALE ROCE                                     0.1191
TAX RATE                                           0.3800
DEBT RATIO                                         0.9500
EQUITY RATIO                                       0.0500

                                                                       EXHIBIT 5
                                                                     Page 3 of 4

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED DECEMBER 31, 1998




                                      Arkansas   Louisiana   Texas     Wholesale
                                      --------   ---------  ---------  ---------


Weighted Cost of Capital              0.061915   0.062942   0.063910   0.060856
   (Annualized)
Average Days Outstanding                42.84       50.79      35.95      17.76
                                      --------   ---------  ---------  ---------
Weighted Cost of Capital
   (Average Days Outstanding)        0.007267    0.008759   0.006292   0.002962
Collection Experience Factor         0.004506    0.003595   0.003290   0.000000

Agency Fee Rate                      0.020000    0.020000   0.020000   0.020000
                                      --------   ---------  ---------  ---------

Total Discount Factor                 0.031772   0.032346   0.029581   0.022965
                                      ========   =========  =========  =========





ASSUMPTIONS

INTEREST RATE                                    0.0539
ARKANSAS ROCE                                    0.1300
LOUISIANA ROCE                                   0.1450
TEXAS ROCE                                       0.1570
WHOLESALE ROCE                                   0.1191
TAX RATE                                         0.3800
DEBT RATIO                                       0.9500
EQUITY RATIO                                     0.0500

                                                                       EXHIBIT 5
                                                                     Page 4 of 4

                          WEST TEXAS UTILITIES COMPANY
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED DECEMBER 31, 1998




                                                Retail                 Wholesale
                                                --------               ---------


Weighted Cost of Capital                        0.060421               0.060856
(Annualized)
Average Days Outstanding                          51.32                   21.47
                                                --------               ---------
Weighted Cost of Capital
(Average Days Outstanding)                      0.008493               0.003580
Collection Experience Factor                    0.001686               0.000000
Agency Fee Rate                                 0.020000               0.020000
                                                --------               ---------

Total Discount Factor                           0.030171               0.023582
                                                ========               =========






ASSUMPTIONS

INTEREST RATE                                   0.05395
RETAIL ROCE                                     0.11375
WHOLESALE ROCE                                  0.11914
TAX RATE                                        0.38000
DEBT RATIO                                      0.95000
EQUITY RATIO                                    0.05000